Icahn Enterprises L.P. Investor Presentation December 2013

Forward - Looking Statements and Non - GAAP Financial Measures Forward - Looking Statements This presentation contains certain statements that are, or may be deemed to be, “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . All statements included herein, other than statements that relate solely to historical fact, are “forward - looking statements . ” Such statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events, or any statement that may relate to strategies, plans or objectives for, or potential results of, future operations, financial results, financial condition, business prospects, growth strategy or liquidity, and are based upon management’s current plans and beliefs or current estimates of future results or trends . Forward - looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed,” “should be” and other similar expressions that denote expectations of future or conditional events rather than statements of fact . Our expectations, beliefs and projections are expressed in good faith and we believe that there is a reasonable basis for them . However, there can be no assurance that these expectations, beliefs and projections will result or be achieved . There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward - looking statements contained in this presentation . These risks and uncertainties are described in our Annual Report on Form 10 - K for the year ended December 31 , 2012 and our Quarterly Report on Form 10 - Q for the quarter ended September 30 , 2013 . There may be other factors not presently known to us or which we currently consider to be immaterial that may cause our actual results to differ materially from the forward - looking statements . All forward - looking statements attributable to us or persons acting on our behalf apply only as of the date of this presentation and are expressly qualified in their entirety by the cautionary statements included in this presentation . Except to the extent required by law, we undertake no obligation to update or revise forward - looking statements to reflect events or circumstances after the date such statements are made or to reflect the occurrence of unanticipated events . Non - GAAP Financial Measures This presentation contains certain non - GAAP financial measures, including EBITDA, Adjusted EBITDA and Indicative Net Asset Value . The non - GAAP financial measures contained herein have limitations as analytical tools and should not be considered in isolation or in lieu of an analysis of our results as reported under U . S . GAAP . These non - GAAP measures should be evaluated only on a supplementary basis in connection with our U . S . GAAP results, including those reported in our consolidated financial statements and the related notes thereto contained in our Annual Report on Form 10 - K for the year ended December 31 , 2012 and our Quarterly Report on Form 10 - Q for the quarter ended September 30 , 2013 .

Investment Highlights  IEP stock performance has meaningfully outpaced all its peers 3 (1) April 1, 2009 is the approximate beginning of the economic recovery. Source : Bloomberg. Includes reinvestment of distributions. Based on the share price as of November 29, 2013. Time Period IEP Berkshire Leucadia Loews S&P 500 Dow Jones Russell 2000 3 Years 292% 45% 18% 29% 63% 58% 64% 5 Years 319% 68% 56% 79% 125% 109% 159% 7 Years 82% 63% 12% 24% 50% 59% 60% April 1, 2009 (1) through November 29, 2013 445% 102% 105% 121% 150% 140% 188% January 1, 2000 through November 29, 2013 1850% 211% 319% 429% 60% 95% 172% April 1, 2009 (1) through November 29, 2013 43.8% 16.2% 16.7% 18.5% 21.7% 20.6% 25.4% January 1, 2000 through November 29, 2013 23.8% 8.5% 10.8% 12.7% 3.4% 4.9% 7.4% Gross Return On Investment in Stock Annualized Return

Investment Highlights

- Mr. Icahn believes there has never a better time for activist investing, if practiced properly, than today.
  - Several factors are responsible for this:
    1) low interest rates, which make acquisitions much less costly and therefore much more attractive,
    2) abundance of cash rich companies that would benefit from making synergistic acquisitions, and
    3) the current awareness by many institutional investors that the prevalence of mediocre top management and non-caring boards at many of America's companies must be dealt with if we are ever going to end high unemployment and be able to compete in world markets
  - **But an activist catalyst is often needed to make an acquisition happen**
  - We, at IEP, have spent years engaging in the activist model and believe it is the catalyst needed to drive highly accretive M&A and consolidation activity
  - As a corollary, low interest rates will greatly increase the ability of the companies IEP controls to make judicious, friendly or not so friendly, acquisitions using our activist expertise
- Proven track record of delivering superior returns
  - **IEP total stock return of *1,850%*(1) since January 1, 2000**
    - S&P 500, Dow Jones Industrial and Russell 2000 indices returns of approximately 60%, 95% and 172% respectively over the same period
  - **Icahn Investment Funds performance since inception in November 2004**
    - Total return of 248.6% (2)
    - Compounded average annual return of 14.7% (2)
    - Returns of 33.3%, 15.2%, 34.5%, and 20.2%(3) in 2009, 2010, 2011, and 2012, respectively
    - Returns are especially compelling in light of the fact that the portfolio was substantially hedged during this period. As a long only portfolio, returns would have been even higher.
- Recent Financial Results
  - Earnings per depositary unit of $4.10 in Q3 2013 and $7.17 YTD 2013
  - Indicative Net Asset Value increased 42% through November 29, 2013
  - Investment Segment up 18.4% in Q3 2013 and 27.7% through November 29, 2013
- $5.00 annual distribution (4.1% yield as of November 29, 2013)

(1) Source: Bloomberg. Includes reinvestment of distributions. Based on the share price as of November 29, 2013.
(2) Returns calculated as of November 29, 2013
(3) Return assumes that IEP's holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Investment Funds returns were ~6.6% when excluding returns on CVR Energy after it became a consolidated entity.

4

The Icahn Strategy

Across all of our businesses, our success is based on a simple formula: we seek to find undervalued companies in the Graham & Dodd tradition, a methodology for valuing stocks that primarily looks for deeply depressed prices. However, while the typical Graham & Dodd value investor purchases undervalued securities and waits for results, we often become actively involved in the companies we target. That activity may involve a broad range of approaches, from influencing the management of a target to take steps to improve shareholder value, to acquiring a controlling interest or outright ownership of the target company in order to implement changes that we believe are required to improve its business, and then operating and expanding that business. This activism has brought about very strong returns over the years.

Today, we are a diversified holding company owning subsidiaries engaged in the following operating businesses: Investment, Automotive, Energy, Gaming, Railcar, Food Packaging, Metals, Real Estate and Home Fashion. Through our Investment segment, we have significant positions in various investments, which currently include Chesapeake Energy (CHK), Forest Laboratories (FRX), Netflix (NFLX), Transocean Ltd. (RIG), Apple Inc. (APPL), Herbalife Ltd. (HLF), Nuance Communications, Inc. (NUAN), Talisman Energy Inc. (TLM) and Hologic Inc. (HOLX).

Several of our operating businesses started out as investment positions in debt or equity securities, held either directly by Icahn Capital or Mr. Icahn. Those positions ultimately resulted in control or complete ownership of the target company. Most recently, we acquired a controlling interest in CVR Energy, Inc. ("CVR"), which started out as a position in our Investment segment and is now an operating subsidiary that comprises our Energy segment. As of November 29, 2013, based on the closing sale price of CVR stock and distributions since we acquired control, we had gains of approximately $1.7 billion on our purchase of CVR. The recent acquisition of CVR, like our other operating subsidiaries, reflects our opportunistic approach to value creation, through which returns may be obtained by, among other things, promoting change through minority positions at targeted companies in our Investment segment or by acquiring control of those target companies that we believe we could run more profitably ourselves.

In 2000, we began to expand our business beyond our traditional real estate activities, and to fully embrace our activist strategy. On January 1, 2000, the closing sale price of our depositary units was $7.625 per depositary unit. On November 29, 2013, our depositary units closed at $121.07 per depositary unit, representing an increase 1,850% since January 1, 2000 (including reinvestment of distributions into additional depositary units and taking into account in-kind distributions of depositary units). Comparatively, the S&P 500, Dow Jones Industrial and Russell 2000 indices increased approximately 60%, 95% and 172%, respectively, over the same period (including reinvestment of distributions into those indices).

During the next several years, we see a favorable opportunity to follow an activist strategy that centers on the purchase of target stock and the subsequent removal of any barriers that might interfere with a friendly purchase offer from a strong buyer. Alternatively, in appropriate circumstances, we or our subsidiaries may become the buyer of target companies, adding them to our portfolio of operating subsidiaries, thereby expanding our operations through such opportunistic acquisitions. We believe that the companies that we target for our activist activities are undervalued for many reasons, often including inept management. Unfortunately for the individual investor, in particular, and the economy, in general, many poor management teams are often unaccountable and very difficult to remove.

5

The Icahn Strategy (continued)

Unlike the individual investor, we have the wherewithal to purchase companies that we feel we can operate more effectively than incumbent management. In addition, through our Investment segment, we are in a position to pursue our activist strategy by purchasing stock or debt positions and trying to promulgate change through a variety of activist approaches, ranging from speaking and negotiating with the board and CEO to proxy fights, tender offers and taking control. We work diligently to enhance value for all shareholders and we believe that the best way to do this is to make underperforming management teams and boards accountable or to replace them.

The Chairman of the Board of our general partner, Carl C. Icahn, has been an activist investor since 1980. Mr. Icahn believes that he has never seen a time for activism that is better than today. Many major companies have substantial amounts of cash. We believe that they are hoarding cash, rather than spending it, because they do not believe investments in their business will translate to earnings.

We believe that one of the best ways for many cash-rich companies to achieve increased earnings is to use their large amounts of excess cash, together with advantageous borrowing opportunities, to purchase other companies in their industries and take advantage of the meaningful synergies that could result. In our opinion, the CEOs and Boards of Directors of undervalued companies that would be acquisition targets are the major road blocks to this logical use of assets to increase value, because we believe those CEOs and Boards are not willing to give up their power and perquisites, even if they have done a poor job in administering the companies they have been running. In addition, acquirers are often unwilling to undertake the arduous task of launching a hostile campaign. This is precisely the situation in which we believe a strong activist catalyst is necessary.

We believe that the activist catalyst adds value because, for companies with strong balance sheets, acquisition of their weaker industry rivals is often extremely compelling financially. We further believe that there are many transactions that make economic sense, even at a large premium over market. Acquirers can use their excess cash, that is earning a very low return, and/or borrow at the advantageous interest rates now available, to acquire a target company. In either case, an acquirer can add the target company's earnings and the income from synergies to the acquirer's bottom line, at a relatively low cost. But for these potential acquirers to act, the target company must be willing to at least entertain an offer. We believe that often the activist can step in and remove the obstacles that a target may seek to use to prevent an acquisition. We have spent many years engaging in the activist model which we believe will be increasingly important in the coming years.

It is our belief that our strategy will continue to produce strong results into the future, and that belief is reflected in the action of the Board of Directors of our general partner, which announced on May 29, 2013, an increase to our annual distribution from $4.00 to $5.00 per depositary unit. We believe that the strong cash flow and asset coverage from our operating segments will allow us to maintain a strong balance sheet and ample liquidity.

In our view Icahn Enterprises L.P. is in a virtuous cycle. We believe that our depositary units will give us another powerful activist tool, allowing us both to use our depositary units as currency for tender offers and acquisitions (both hostile and friendly) where appropriate, and to increase our fire power by raising additional cash through depositary unit sales. All of these factors will, in our opinion, contribute to making our activism even more efficacious, which we expect to enhance our results and stock value.

6

Company Overview 7

Overview of Icahn Enterprises

- Icahn Enterprises L.P. ("IEP" or the "Company") is a diversified holding company with operating segments in Investment, Automotive, Energy, Gaming, Railcar, Food Packaging, Metals, Real Estate and Home Fashion
- IEP is a permanent capital vehicle that is majority owned and controlled by Carl Icahn
  - Over the last several years, Carl Icahn has contributed most of his businesses to and executed transactions primarily through IEP
  - Over $300 million of equity raised in 2013 to broaden our shareholder base and improve liquidity
  - As of September 30, 2013, affiliates of Carl Icahn owned approximately 89% of IEP's outstanding depositary units
- IEP benefits from increasing cash flows from its subsidiaries:
  - CVR Energy: $3.00 annual dividend, $5.50 special dividend in Q1 2013, $6.50 special dividend in Q2 2013
  - CVR Refining: $3.23 dividends declared YTD 2013
  - American Railcar Inc: $1.00 annual dividend
  - American Railcar Leasing will generate recurring cash flows

($ millions)	As of September 30, 2013		LTM September 30, 2013					
	Assets		Revenue		Adjusted EBITDA		Adj. EBITDA Attrib. to IEP	
Segment	Total	(% of Total)	Total	(% of Total)	Total	(% of Total)	Total	(% of Total)
Investment[1]	$ 8,065	30.12%	$ 1,800	9.0%	$ 1,710	49.5%	$ 729	37.5%
Automotive	7,788	29.08%	6,771	34.0%	541	15.7%	418	21.5%
Energy	5,972	22.30%	8,603	43.2%	940	27.2%	660	33.9%
Metals	374	1.40%	968	4.9%	(17)	-0.5%	(17)	-0.9%
Railcar[2]	989	3.69%	602	3.0%	155	4.5%	71	3.7%
Gaming	876	3.27%	568	2.9%	71	2.1%	49	2.5%
Food Packaging	355	1.33%	339	1.7%	67	1.9%	48	2.5%
Real Estate	797	2.98%	84	0.4%	41	1.2%	41	2.1%
Home Fashion	237	0.89%	199	1.0%	-	0.0%	-	0.0%
Holding Company	1,325	4.95%	(35)	-0.2%	(54)	-1.6%	(54)	-2.8%
Total	$ 26,778	100.0%	$ 19,899	100.0%	$ 3,454	100.0%	$ 1,945	100.0%

(1) Investment segment total assets represents book value of equity.
(2) Does not include transaction with American Railcar Leasing which owns a lease fleet of approximately 27,000 railcars.

8

Summary Corporate Organizational Chart



Icahn Enterprises G.P. Inc.
1%
Icahn Enterprises L.P. (NasdaqGS: IEP)
99% LP Interest
1%
Icahn Enterprises Holdings L.P.
As of September 30, 2013, Icahn Enterprises had investments with a fair market value of approximately $3.6 billion in the Investment Funds.
Icahn Capital LP
100%
One of the largest independent metal recycling companies in the US
PSC Metals Inc.
100%
Consists of rental commercial real estate, property development and associated resort activities
AREP Real Estate Holdings, LLC
100%
Provider of home textile products for nearly 200 years
WestPoint Home LLC
100%
One of the worldwide leaders in cellulosic, fibrous and plastic casings for processed meat industry
Viskase Companies Inc. (OTCPK:VKSC)
71%
56%
American Railcar Industries, Inc. (NasdaqGS:ARII)
Leading North American manufacturer of hopper and tank railcars and provider of railcar repair and maintenance services
75%
American Railcar Leasing LLC
Leading North American lessor of approximately 30,000 hopper and tank railcars
68%
Tropicana Entertainment Inc. (OTCPK:TPCA)
Multi-jurisdictional gaming company with eight casinos in New Jersey, Indiana, Nevada, Mississippi, Louisiana and Aruba
81%
Federal-Mogul Corp. (NasdaqGS:FDML)
Leading global supplier to the automotive, aerospace, energy, heavy duty truck, industrial, marine, power generation and auto aftermarket industries
82%
CVR Energy Inc. (NYSE: CVI)
Holding company that owns majority interests in two separate operating subsidiaries
71%
53%
4%
CVR Refining, LP (NYSE: CVRR)
185,000 bpd oil refining company in the mid-continent region of the United States
CVR Partners, LP (NYSE: UAN)
Producer and distributer of nitrogen fertilizer products

Note: Percentages denote equity ownership as of September 30, 2013. Excludes intermediary and pass through entities.

9

Diversified Subsidiary Companies with Significant Inherent Value The Company’s diversification across multiple industries and geographies provides a natural hedge against cyclical and general economic swings Global market share leader in each of its principal product categories with a long history of quality and strong brand names Geographically diverse, regional properties in major gaming markets with significant consolidation opportunities 200 year heritage with some of the best known brands in home fashion; consolidation likely in fragmented sector Leading global market position in non - edible meat casings poised to capture further growth in emerging markets Established regional footprint positioned to actively participate in consolidation of the highly fragmented scrap metal market Leading, vertically integrated manufacturer of railcars with potential to participate in industry consolidation Strategically located mid - continent petroleum refiner and nitrogen fertilizer producer generating record profitability Long - term real estate investment horizon with strong, steady cash flows AREP Real Estate Holdings, LLC  IEP’s subsidiary companies possess key competitive strengths and / or leading market positions  IEP seeks to create incremental value by investing in organic growth and targeting businesses that offer consolidation opportunities ─ Capitalize on attractive interest rate environment to pursue acquisitions and recognize meaningful synergies 10

Evolution of Icahn Enterprises

- IEP began as American Real Estate Partners, which was founded in 1987, and has grown its diversified portfolio to nine operating segments and over $31 billion of assets as of September 30, 2013
- IEP has demonstrated a history of successfully acquiring undervalued assets and improving and enhancing their operations and financial results
- IEP's record is based on a long-term horizon that can enhance business value and facilitate a profitable exit strategy
  - In 2006, IEP sold its oil and gas assets for $1.5 billion, resulting in a net pre-tax gain of $0.6 billion
  - In 2008, IEP sold its investment in American Casino & Entertainment Properties LLC for $1.2 billion, resulting in a pre-tax gain of $0.7 billion
- Acquired partnership interest in Icahn Capital Management L.P. in 2007
  - IEP and certain of Mr. Icahn's wholly owned affiliates are the sole investors in the Investment Funds
- IEP also has grown the business through organic investment and through a series of bolt-on acquisitions

Timeline of Recent Acquisitions and Exits

As of December 31, 2005
- Mkt. Cap: $2.4bn
- Total Assets: $4.0bn

Current[1]
- Mkt. Cap: $13.8bn
- Total Assets: $31bn

Year / Icahn Capital Returns:[3]

2006	2007	2008	2009	2010	2011	2012	2013 YTD
37.8%	12.3%	(35.6%)	33.3%	15.2%	34.5%	20.2% [4]	27.7% [5]

Investment Management – 8/8/07: Acquired investment advisory business, Icahn Capital Management

American Casino & Entertainment Properties – 2/20/08: Sale of the casinos resulted in proceeds of $1.2 billion and a pre-tax gain of $0.7 billion

American Railcar Industries – 1/15/10: 54.4% of ARI's shares outstanding were contributed by Carl Icahn in exchange for IEP depositary units

Tropicana Entertainment – 11/15/10: Received an equity interest as a result of a Ch.11 restructuring and subsequently acquired a majority stake

CVR Refining & CVR Partners – 2013: CVR Refining completed IPO and secondary offering on 1/16/13 and 5/14/13, respectively. CVR Partners completed a secondary offering on 5/22/13.

Oil and Gas Assets[2] – 11/21/06: Sold oil and gas assets to a strategic buyer for $1.5 billion resulting in a pre-tax gain of $0.6 billion

PSC Metals – 11/5/07: Acquired 100% of the equity of PSC Metals from companies wholly owned by Carl Icahn

Federal-Mogul – 7/3/08: Acquired a majority interest in Federal-Mogul from companies wholly owned by Carl Icahn

Viskase – 1/15/10: 71.4% of Viskase's shares outstanding were contributed by Carl Icahn in exchange for IEP depositary units

CVR Energy, Inc. – 5/4/12: Acquired a majority interest in CVR via a tender offer to purchase all outstanding shares of CVR

American Railcar Leasing LLC – 10/2/13: Acquired a 75% interest in ARL from companies wholly owned by Carl Icahn

(1) Market capitalization as of November 29, 2013 and balance sheet data as of September 30, 2013.
(2) Oil and gas assets included National Energy Group, Inc., TransTexas Gas Corporation and Panaco, Inc.
(3) Percentages represents weighted-average composite of the gross returns, net of expenses for the Investment Funds.
(4) Return assumes that IEP's holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Investment Funds returns were ~6.6% when excluding returns on CVR Energy after it became a consolidated entity.
(5) 2013 year-to-date return as of November 29, 2013.

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 IEP seeks undervalued companies and often becomes “actively” involved in the targeted companies  Activist strategy requires significant capital, rapid execution and willingness to take control of companies  Implement changes required to improve businesses Ability to Maximize Shareholder Value Through Proven Activist Strategy Purchase of Stock or Debt  IEP pursues its activist strategy and seeks to promulgate change x Dealing with the board and management x Proxy fights x Tender offers x Taking control  With over 300 years of collective experience, IEP’s investment and legal team is capable of unlocking a target’s hidden value x Financial / balance sheet restructuring x Operation turnarounds x Strategic initiatives x Corporate governance changes  IEP is a single, comprehensive investment platform ─ Corporate structure provides IEP the optionality to invest in any security, in any industry and during any cycle over a longe r t erm time horizon  Mr. Icahn and Icahn Capital have a long and successful track record of generating significant returns employing the activist str ategy ─ IEP’s subsidiaries often started out as investment positions in debt or equity either directly by Icahn Capital or Mr. Icahn Putting Activism into Action 12

Situation Overview  Historically, two businesses had a natural synergy ─ Aftermarket benefitted from OEM pedigree and scale  Review of business identified numerous dis - synergies by having both under one business ─ Different customers, methods of distribution, cost structures, engineering and R&D, and capital requirements  Structured as a C - Corporation ─ Investors seeking more favorable alternative structures  Review of business identifies opportunity for significant cash flow generation ─ High quality refiner in underserved market ─ Benefits from increasing North American oil production ─ Supported investment in Wynnewood refinery and UAN plant expansion  Strong investor appetite for yield oriented investments Strategic / Financial Initiative  Adjust business model to separate OEM Powertrain and Vehicle Component Systems into two separate segments  Contributed assets to a separate MLP and subsequently launched CVR Refining IPO and secondary offering; completed CVR Partners secondary offering Result  Separation will improve management focus and maximize value of both businesses  CVR Energy stock up 79%, including dividends, from tender offer price of $30.00 (1) Significant Experience Optimizing Business Strategy and Capital Structure  IEP’s management team possesses substantial strategic and financial expertise ─ Maintains deep knowledge of capital markets, bankruptcy laws, mergers and acquisitions and transaction processes  Active participation in the strategy and capital allocation for targeted companies ─ Not involved in day - to - day operations  IEP w ill make necessary investments to ensure subsidiary companies can compete effectively Select Examples of Strategic and Financial Initiatives (1) Based on CVR Energy’s current stock price as of November 29, 2013. 13

Deep Team Led by Carl Icahn  Led by Carl Icahn ─ Substantial investing history provides IEP with unique network of relationships and access to Wall Street  Team consists of nearly 20 professionals with diverse backgrounds ─ Well rounded team with professionals focusing on different areas such as equity, distressed debt and credit Name Title Years at Icahn Years of Industry Experience Daniel Ninivaggi President & Chief Executive Officer , Icahn Enterprises L.P. 4 22 SungHwan Cho Chief Financial Officer , Icahn Enterprises L.P. 7 15 Vincent J. Intrieri Senior Managing Director, Icahn Capital 15 29 Samuel Merksamer Managing Director, Icahn Capital 5 10 Brett Icahn Portfolio Manager, Sargon Portfolio 11 11 David Schechter Portfolio Manager, Sargon Portfolio 9 16 Keith Cozza Chief Operating Officer, Icahn Capital 9 12 Keith Schaitkin General Counsel, Icahn Enterprises L.P. 12 33 14

Overview of Operating Segments 15

Segment: Investment

Company Description

- IEP invests its proprietary capital through various private investment funds (the "Investment Funds")
  - The Funds returned all capital to third-party investors during fiscal 2011
- Fair value of IEP's interest in the Funds was $3.6 billion as of November 29, 2013

Historical Segment Financial Summary

Investment Segment	FYE December 31,			LTM
($millions)	2010[1]	2011[1]	2012	9/30/2013
Select Income Statement Data:				
Total revenues	$ 865	$ 1,882	$ 398	$ 1,800
Adjusted EBITDA	823	1,845	374	1,710
Net Income	818	1,830	372	1,704
Adjusted EBITDA attrib. to IEP	$ 342	$ 876	$ 158	$ 729
Net Income attrib. to IEP	340	868	157	726
Select Balance Sheet Data:				
Total equity	$6,134	$ 6,668	$ 5,908	$ 8,065
Equity attributable to IEP	2,476	3,282	2,387	3,573

Highlights and Recent Developments

- Since inception in November 2004, the Investment Funds' return is 249%, representing an annualized rate of return of 15% through November 29, 2013
  - Year-to-date returns of approximately 27.7% as of November 29, 2013
- Long history of investing in public equity and debt securities and pursuing activist agenda
- Employs an activist strategy which seeks to unlock hidden value through various tactics
  - Financial / balance sheet restructurings (e.g., CIT Group, Apple)
  - Operational turnarounds (e.g., Motorola, Navistar)
  - Strategic initiatives (e.g., Amylin, Genzyme, Motorola)
  - Corporate governance changes (e.g., Chesapeake)
- Core positions typically require significant long-term capital (>$500 million) and rapid execution
  - In many cases, activist strategy can best be executed by taking control of target or having ability and willingness to take control
- Recent notable investment wins:
  - Amylin Pharmaceuticals, Biogen, CVR Energy, El Paso, Genzyme, Hain Celestial, MGM Studios, Motorola Mobility, Motorola Solutions, Netflix, Herbalife, Chesapeake
- Our Investment segment is comprised of certain interests that we purchased from Mr. Icahn on August 8, 2007 and the Funds. The acquisition of these interests from Mr. Icahn was accounted for as a combination of entities under common control and we consolidated them on an as-if-pooling basis.
- The Funds returned all fee-paying capital to their investors during fiscal 2011, which payments were funded through cash on hand and borrowings under existing credit lines.
- The Funds' historical gross returns prior to 2007 are for indicative purposes only and did not have an effect on the financial performance and results of operations for IEP during such period

(1) In November 2010, IEP acquired a controlling interest in Tropicana while Tropicana common shares and debt were still held by the Investment Funds. The Tropicana shares and debt were not distributed out of the funds to Icahn Enterprises Holdings until mid 2011. The return on the funds included the profits and losses of the Tropicana debt and equity until the time of distribution to the holding company. These profits and losses are eliminated in consolidation for 2010 and 2011 and are presented here net of eliminations.

16

Icahn Capital

Historical Gross Returns[1]



17.9%
2005
37.8%
2006
12.3%
2007
2008
(35.6%)
33.3%
2009
15.2%
2010
34.5%
2011
20.2% (2)
2012
27.7% (3)
YTD 2013

Significant Holdings

As of November 29, 2013[4]			As of December 31, 2012[4]			As of December 31, 2011[4]		
Company	Mkt. Value ($mm)[5]	% Ownership[6]	Company	Mkt. Value ($mm)[5]	% Ownership[6]	Company	Mkt. Value ($mm)[5]	% Ownership[6]
Apple	$2,631	0.5%	Forest Laboratories, Inc.	$1,083	11.5%	elpaso	$1,920	9.4%
Chesapeake	$1,786	10.0%	Chesapeake	$992	9.0%	Motorola Solutions	$1,773	12.0%
Forest Laboratories, Inc.	$1,573	11.4%	Netflix	$514	10.0%	Motorola Mobility	$1,171	10.0%
Herbalife	$1,182	16.8%	The Hain Celestial Group	$393	15.6%	Forest Laboratories, Inc.	$798	9.9%
Transocean	$1,082	6.0%	Mentor Graphics	$274	14.3%	Navistar	$275	10.3%

(1) Represents a weighted-average composite of the gross returns, net of expenses for the Investment Funds.
(2) Return assumes that IEP's holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Investment Funds returns were ~6.6% when excluding returns on CVR Energy after it became a consolidated entity.
(3) Year to date through November 29, 2013.
(4) Aggregate ownership held directly by IEP, as well as Carl Icahn and his affiliates. Based on most recent 13-F Holdings Reports, 13-D filings or other public filings available as of specified date.
(5) Based on closing share price as of specified date.
(6) Total shares owned as a percentage of common shares issued and outstanding.

17

Segment: Energy

Company Description

- CVR Energy, Inc. (NYSE:CVI) operates as a holding company that owns majority interests in two separate operating subsidiaries: CVR Refining, LP (NYSE:CVRR) and CVR Partners, LP (NYSE:UAN)
  - CVR Refining is an independent petroleum refiner and marketer of high-value transportation fuels in the mid-continent of the United States
  - CVR Partners is a leading nitrogen fertilizer producer in the heart of the Corn Belt

Historical Segment Financial Summary

Energy Segment ($ millions)	5/5/12 - 12/31/12	LTM 9/30/2013
Select Income Statement Data:		
Total revenues	$ 5,519	$ 8,603
Adjusted EBITDA	977	940
Net income	338	609
Adjusted EBITDA attrib. to IEP	$ 787	$ 660
Net income attrib. to IEP	263	384

CVR Energy (Stand-alone)	FYE 2011	FYE 2012	LTM 9/30/2013
Net Sales	$5,029	$ 8,567	$ 8,430
Adjusted EBITDA attrib. to CVI	690	1,264	769
Net Income attrib. to CVI	346	379	433

Notes: IEP acquired a controlling interest in CVI on May 4, 2012.
CVR Energy (Stand-alone) for 2011 is not pro-forma for the acquisition of Wynnewood refinery on December 15, 2011.

Highlights and Recent Developments

- CVR Refining IPO completed on January 23, 2013 and secondary offering on May 14, 2013
- CVR Partners secondary offering completed May 22, 2013.
- Crude supply advantages supported by increasing North American crude oil production, decreasing North Sea production, transportation bottlenecks and geopolitical concerns
  - Strategic location allows CVR to benefit from access to price advantaged crude oil
- CVR Partners' expansion of UAN capacity completed in March 2013
- CVR Energy paid special dividends of $5.50 and $6.50 per unit in Q1 2013 and Q2 2013, respectively, and adopted a $3.00 per unit annual dividend policy
  - CVR Refining 2013 full year distributable cash flow/share guidance of $3.45 - $3.70 per common unit
  - CVR Partners 2013 full year distribution outlook of $1.85 - $2.00 per common unit
- Ownership Structure as of September 30, 2013:



Icahn Enterprises, L.P. (NasdaqGS:IEP)
82%
CVR Energy, Inc. (NYSE:CVI)
71%
53%
4%
CVR Refining, LP (NYSE:CVRR)
CVR Partners, LP (NYSE:UAN)

18

CVR Refining, LP (NYSE:CVRR)

CVR Refining, LP (NYSE:CVRR)

- Two PADD II Group 3 refineries with combined capacity of 185,000 barrels per day
- The Company enjoys advantages that enhance the crack spread
  - Has access to and can process price-advantaged mid-continent local and Canadian crude oils
  - Markets its products in a supply-constrained products market with transportation and crude cost advantage
- Strategic location and logistics assets provide access to price advantaged mid-continent, Bakken and Canadian crude oils
  - ~50,000 bpd crude gathering system, 350+ miles of pipeline, over 125 owned crude transports, a network of strategically located crude oil gathering tank farms and ~6.0 million bbls of owned and leased crude oil storage capacity

Key Operational Data (9 Mos YTD):(1)



Crude throughput (182,780 bpd)
Sweet 80.5%
Medium 9.8%
Heavy Sour 9.7%
Production (191,199 bpd)
Gasoline 46.8%
Distillate 41.4%
Other (4) 11.8%

Strategically Located Refineries and Supporting Logistics Assets

Refinery	Capacity (Mbpd)	Complexity
Coffeyville	115	12.9
Wynnewood	70	9.3
CVR Refining	185	11.5



Canada
Bakken
ND
SD
NE
KS
MN
IA
WI
IL
MO
AR
LA
TX
WY
UT
CO
Jackson
Salt Lake City
Denver
DJ Basin (Niobrara)
Anadarko Basin (Miss Lime)
Permian Basin
Midland
Sioux Falls
Sioux City
Omaha
Des Moines
Kansas City
Topeka
Columbia
Bartlesville
Oklahoma City
Cushing
Wichita Falls
Sugar Land
Houston
Freeport
Legend
Coffeyville Refinery
Wynnewood Refinery
Other PADD II Group 3 refineries
CVR Refining Crude Transportation
CVR Refining Crude Oil Pipeline
Third-Party Crude Oil Pipeline
CVR Refining Headquarters

(1) Data for nine months ended September 30, 2013.
(2) Other includes pet coke, asphalt, natural gas liquids ("NGLs"), slurry, sulfur, gas oil and specialty products such as propylene and solvents, excludes internally produced fuel.

19

CVR Partners, LP (NYSE:UAN)

CVR Partners, LP (NYSE:UAN)

- Attractive market dynamics for nitrogen fertilizer
  - Decreasing world farmland per capita
  - Increasing demand for corn (largest use of nitrogen fertilizer) and meat
  - Nitrogen represents ~62% of fertilizer consumption
  - Nitrogen fertilizers must be applied annually, creating stable demand
- Expansion of UAN capacity completed in Q1 2013
- United States imports a significant amount of its nitrogen fertilizer needs
- Cost stability advantage
  - 87% fixed costs compared to competitors with 85-90% variable costs tied to natural gas
- Strategically located assets
  - 54% of corn planted in 2012 was within $45/UAN ton freight rate of plant
  - ~$15/UAN ton transportation advantage to Corn Belt vs. U.S. Gulf Coast

Strategically Located Assets


WA
OR
CA
ID
NV
MT
WY
UT
CO
AZ
NM
ND
SD
NE
KS
OK
TX
MN
IA
WI
IL
MO
AR
ADDITIONAL SHIPMENTS EAST OF THE MISSISSIPPI
CORPORATE HEADQUARTERS
FERTILIZER PLANT
DISTRIBUTION TERMINAL
RAIL DISTRIBUTION
2012 TONS SOLD BY STATE
100,000 +
10,000 TO 100,000
UP TO 10,000
Year 2012 Total Tons Sold – 771,000

20

Segment: Automotive

Company Description

- Federal Mogul Corporation (NasdaqGS:FDML) operates in two business segments: Powertrain and Vehicle Component Systems
  - Powertrain focuses on original equipment powertrain products for automotive, heavy duty and industrial applications
  - Vehicle Component Systems sells and distributes a broad portfolio of products for the global light vehicle aftermarket, while also servicing original equipment manufacturers with certain products

Historical Segment Financial Summary

Automotive Segment ($ millions)	FYE December 31, 2010	2011	2012	LTM 9/30/2013
Select Income Statement Data:				
Total revenues	$6,239	$ 6,937	$ 6,677	$ 6,771
Adjusted EBITDA	661	688	513	541
Net income	160	168	(22)	(31)
Adjusted EBITDA attrib. to IEP	$ 499	$ 518	$ 390	$ 418
Net income attrib. to IEP	116	121	(24)	(31)
Select Balance Sheet Data:				
Total assets	$7,296	$ 7,288	$ 7,282	$ 7,788
Equity attributable to IEP	1,010	967	860	1,316

Corporate Highlights and Recent Developments

- $500 million rights offering completed in July 2013
  - IEP ownership is 80.7% as of August 6, 2013

Powertrain Highlights

- Industry-leading powertrain products to improve fuel economy, reduce emission and enhance durability
- Over 1,700 patents for powertrain technology and market leading position in many product categories
- Investing in emerging markets where there are attractive opportunities for growth
- Introduced enhanced restructuring initiative to lower cost structure, improve manufacturing footprint and drive emerging market growth
- 2012 results impacted by severe drop in European light vehicle and global heavy duty production

Vehicle Component Systems Highlights

- Aftermarket benefits from the growing number of vehicles on the road globally and the increasing average age of vehicles in Europe and North America
- Leader in each of its product categories with a long history of quality and strong brand names including Champion, Wagner, Ferodo, MOOG, Fel-Pro
- Global distribution channels evolving
  - Investing in emerging markets
  - Leverage brands across geographic markets
  - Streamline distribution in North America
- Restructuring business with a focus on building low cost manufacturing footprint and sourcing partnerships

21

Powertrain Segment VCS Segment Product Line Market Position Product Line Market Position Pistons #1 in diesel pistons #2 a cross all pistons Engine Global #1 Rings & Liners Market leader Sealing Components Global #1 in Gaskets Valve Seats and Guides Market leader Brake Pads / Components Global #1 Bearings Market leader Chassis #1 North America #2 Europe Ignition #2 (following Beru spark plug acquisition) Wipers #2 North America #3 Europe Sealing #4 Overall Ignition #2 North America #3 Europe Systems Protection Market leader Federal - Mogul Corp.’s Leading Market Position 22

Segment: Railcar

Segment Description

- American Railcar Industries, Inc. ("ARI") (NasdaqGS:ARII) operates in three business segments: manufacturing operations, railcar services and leasing
- American Railcar Leasing, LLC ("ARL"), a 75% owned subsidiary of IEP that owns an approximately 30,000 railcar lease fleet

Historical Segment Financial Summary

Railcar Segment ($ millions)	FYE December 31, 2010	2011	2012	LTM 9/30/2013
Select Income Statement Data:				
Total revenues	$ 270	$ 514	$ 657	$ 602
Adjusted EBITDA	3	50	143	155
Net income	(27)	4	57	63
Adjusted EBITDA attrib. to IEP	$ 2	$ 27	$ 77	$ 71
Net income attrib. to IEP	(15)	2	29	24
Select Balance Sheet Data:				
Total assets	$ 654	$ 704	$ 862	$ 989
Equity attributable to IEP	167	172	257	400

American Railcar Industries, Inc.	FYE 2012	LTM 9/30/2013
Net Sales	$ 712	$ 761
Adjusted EBITDA	150	177

Highlights and Recent Developments

- ARI reported record results
  - $761 million of LTM revenue and $177 million of LTM Adjusted EBITDA
  - Approximately 6,300 railcar backlog as of September 30, 2013
  - $1.00 annualized dividend
- ARI manufacturing segment strong
  - Tank demand from increasing crude oil production from shale oil and Canada
  - Covered hopper car demand from increasing industrial manufacturing base in United States due to lower cost energy
    - Received 2,750 plastic pellet car order in October, 2013
  - Investments in vertical integration resulting in higher margins
- ARI is actively diversifying its earnings exposure
  - Building railcar lease fleet with 3,780 cars on lease as of September 30, 2013
  - Investing in repair services
  - Diversify into additional car types (intermodal, gondolas, etc.)
- ARL owns approximately 30,000 railcars
  - Projected 2014 Consolidated Adjusted EBITDA of $235 - $245 million
  - Sales from ARI to AEP Leasing (and associated profits) are eliminated in consolidation for our Railcar segment

23

Segment: Gaming

Company Description

- Tropicana Entertainment Inc. (OTCPK:TPCA) operates eight casino facilities featuring approximately 372,000 square feet of gaming space with 7,100 slot machines, 210 table games and 6,000 hotel rooms as of March 31, 2013
  - Eight casino facilities located in New Jersey, Indiana, Nevada, Mississippi, Louisiana and Aruba
  - Successful track record operating gaming companies, dating back to 2000

Historical Segment Financial Summary

Gaming Segment	FYE December 31,			LTM
($ millions)	2010[1]	2011	2012	9/30/2013
Select Income Statement Data:				
Total revenues	$ 78	$ 624	$ 611	$ 568
Adjusted EBITDA[2]	6	72	79	71
Net Income	(1)	24	30	22
Adjusted EBITDA attrib. to IEP	$ 1	$ 37	$ 54	$ 49
Net Income attrib. to IEP	1	13	21	14
Select Balance Sheet Data:				
Total assets	$ 793	$ 770	$ 852	$ 876
Equity attributable to IEP	122	402	379	399

(1) Gaming segment results for 2010 are for the periods commencing November 15, 2010.
(2) LTM period includes $8 million of property tax credit in Atlantic City

Highlights and Recent Developments

- Management uses a highly analytical approach to enhance marketing, improve utilization, optimize product mix and reduce expenses
  - Established measurable, property specific, customer service goals and objectives to meet customer needs
  - Utilize sophisticated customer analytic techniques to improve customer experience
  - Reduced corporate overhead by approximately 50% since acquiring Tropicana
- Selective reinvestment in core properties including upgraded hotel rooms, refreshed casino floor products tailored for each regional market and pursuit of strong brands for restaurant and retail opportunities
  - Tropicana Atlantic City: $25 million investment plan
  - Trop Evansville: hotel room renovation in 2012
  - Consolidated Lighthouse Point & Jubilee in Greenville, MS
- Capital structure with ample liquidity for synergistic acquisitions in regional gaming markets
  - Refinanced debt at attractive rates
  - Purchasing Lumière Place in St. Louis from Pinnacle for $260 million
- Pursuing opportunities in Internet gaming as states legalize online gaming
  - Partnership announced with Gamesys Ltd in New Jersey

24

Highlights and Recent Developments  Future growth expected to be driven by changing diets of a growing middle class in emerging markets ─ Year to Date sales in emerging markets grew 14% ─ Emerging market sales are over 50% of global sales in 2013 compared to 36% in 2007 ─ In 2012, Viskase completed a new finishing center in the Philippines and expanded its capacity in Brazil  Developed markets remain a steady source of income ─ Distribution channels to certain customers spanning more than 50 years ─ Sell its products in various countries throughout the world  Significant recent investments not yet reflected in financial results ─ $120 million of capital spent in 2009 - 2012 ─ Increase in cellulose casing capacity that came online in late 2012 ─ Full year financial impact realized in 2013  Significant barriers to entry ─ Technically difficult chemical production process ─ Significant environmental and food safety regulatory requirements ─ Substantial capital cost Segment: Food Packaging Company Description  Viskase Companies, Inc (OTCPK:VKSC) is a worldwide leader in the production and sale of cellulosic, fibrous and plastic casings for the processed meat and poultry industry  Leading worldwide manufacturer of non - edible cellulosic casings for small - diameter meats (hot dogs and sausages) ─ Leading manufacturer of non - edible fibrous casings for large - diameter meats (sausages, salami, hams and deli meats) Historical Segment Financial Summary 25 Food Packaging Segment LTM ($ millions) 2010 2011 2012 9/30/2013 Select Income Statement Data: Total revenues 317$ 338$ 341$ 339$ Adjusted EBITDA 50 48 57 67 Net income 14 6 6 (8) Adjusted EBITDA attrib. to IEP 37$ 35$ 41$ 48$ Net income attrib. to IEP 10 4 4 (6) Select Balance Sheet Data: Total assets 349$ 350$ 355$ 355$ Equity attributable to IEP 10 (1) (3) 3 FYE December 31,

Segment: Metals

Company Description

- PSC Metals, Inc. is one of the largest independent metal recycling companies in the U.S.
- Collects industrial and obsolete scrap metal, processes it into reusable forms and supplies the recycled metals to its customers
- Strong regional footprint (Upper Midwest, St. Louis Region and the South)
  - Poised to take advantage of Marcellus and Utica shale energy driven investment

Historical Segment Financial Summary

Metals Segment	FYE December 31,			LTM
($ millions)	2010	2011	2012	9/30/2013
Select Income Statement Data:				
Total revenues	$ 725	$ 1,096	$ 1,103	$ 968
Adjusted EBITDA	24	26	(16)	(17)
Net Income	4	6	(58)	(55)
Adjusted EBITDA attrib. to IEP	$ 24	$ 26	$ (16)	$ (17)
Net income attrib. to IEP	4	6	(58)	(55)
Select Balance Sheet Data:				
Total assets	$ 326	$ 476	$ 417	$ 374
Equity attributable to IEP	264	384	338	302

Highlights and Recent Developments

- North American steel use is expected to be flat in 2013 and grow 3.2% in 2014[1]
- Increasing global demand for steel and other metals drives demand for U.S. scrap exports
  - Global steel use increasing 3.1% in 2013 and 3.3% in 2014[1]
- PSC is in attractive regional markets
  - $1.8 billion of steel capacity additions in PSC's geographic area including: V&M Star ($1.0 billion), Republic ($85 million), US Steel ($500 million) and Timken ($225 million)
- Scrap recycling process is "greener" than virgin steel production
  - Electric arc furnace drive scrap demand and are significantly more energy efficient than blast furnaces
  - Electric arc furnace steel mills are 60% of U.S. production
- Highly fragmented industry with potential for further consolidation
  - Capitalizing on consolidation and vertical integration opportunities
  - PSC is building a leading position in its markets
- Product diversification will reduce volatility through cycles
  - Expansion of non-ferrous share of total business (30% of total revenues in 2012)
  - Opportunities for market extension: auto parts, e-recycling, wire recycling
  - Rebuilding of industrial service accounts

(1) World Steel Association

26

Highlights and Recent Developments  Business strategy is based on long - term investment outlook and operational expertise Rental Real Estate Operations  Net lease portfolio overview ─ Single tenant (over $100 billion market cap, A - credit) for two large buildings with leases through 2020 – 2021 ─ 27 additional properties with 2.8 million square feet: 14% Retail, 53% Industrial, 33% Office  Maximize value of commercial lease portfolio through effective management of existing properties ─ Seek to sell assets on opportunistic basis Property Development and Resort Operations  New Seabury in Cape Cod, Massachusetts and Grand Harbor and Oak Harbor in Vero Beach, Florida each include land for future residential development of approximately 292 and 870 units, respectively ─ Both developments operate golf and resort activities  Opportunistically acquired Fontainebleau (Las Vegas casino development) in 2009 for $150 million Segment: Real Estate Company Description  Consists of rental real estate, property development and associated resort activities  Rental real estate consists primarily of retail, office and industrial properties leased to single corporate tenants  Property development and resort operations are focused on the construction and sale of single and multi - family houses, lots in subdivisions and planned communities and raw land for residential development Historical Segment Financial Summary 27 Real Estate Segment LTM ($ millions) 2010 2011 2012 9/30/2013 Select Income Statement Data: Total revenues 90$ 90$ 88$ 84$ Adjusted EBITDA 40 47 47 41 Net income 8 18 19 14 Adjusted EBITDA attrib. to IEP 40$ 47$ 47$ 41$ Net income attrib. to IEP 8 18 19 14 Select Balance Sheet Data: Total assets 907$ 1,004$ 852$ 797$ Equity attributable to IEP 769 906 763 723 FYE December 31,

Segment: Home Fashion

Company Description

- WestPoint Home LLC is engaged in manufacturing, sourcing, marketing, distributing and selling home fashion consumer products
- WestPoint Home owns many of the most well-know brands in home textiles including Martex, Grand Patrician, Luxor and Vellux
- WPH also licenses brands such as IZOD, Under the Canopy, and Southern Tide

Historical Segment Financial Summary

Home Fashion Segment	FYE December 31,			LTM
($ millions)	2010	2011	2012	9/30/2013
Select Income Statement Data:				
Total revenues	$ 431	$ 325	$ 231	$ 199
Adjusted EBITDA	(32)	(31)	(3)	-
Net Income	(62)	(66)	(27)	(16)
Adjusted EBITDA attrib. to IEP	$ (23)	$ (24)	$ (3)	$ -
Net Income attrib. to IEP	(42)	(56)	(27)	(16)
Select Balance Sheet Data:				
Total assets	$ 408	$ 319	$ 291	$ 237
Equity attributable to IEP	313	283	256	205

Highlights and Recent Developments

- One of the largest providers of home textile goods in the United States
- Largely completed restructuring of manufacturing footprint
  - Transitioned majority of manufacturing to low cost plants overseas
- Streamlined merchandising, sales and customer service divisions
- Focus on core profitable customers and product lines
  - WPH implemented a more customer-focused organizational structure during the first quarter of 2012 with the intent of expanding key customer relationships and rebuilding the company's sales backlog
  - Realizing success placing new brands with top retailers
  - Continued strength with institutional customers
- Consolidation opportunity in fragmented industry

28

Financial Performance 29

Financial Performance

Adjusted EBITDA Attributable to Icahn Enterprises



$939
$1,547
$1,546
$1,945
FYE 2010
FYE 2011
FYE 2012
LTM 9/30/13

	FYE December 31,			LTM
($ millions)	2010	2011	2012	9/30/13
Adjusted EBITDA attributable to Icahn Enterprises				
Investment	$ 342	$ 876	$ 158	$ 729
Automotive	499	518	390	418
Energy	-	-	787	660
Metals	24	26	(16)	(17)
Railcar	2	27	77	71
Gaming	1	37	54	49
Food Packaging	37	35	41	48
Real Estate	40	47	47	41
Home Fashion	(23)	(24)	(3)	-
Holding Company	17	5	11	(54)
Total	$ 939	$ 1,547	$ 1,546	$ 1,945

Equity Attributable to Icahn Enterprises



$3,183
$3,755
$4,669
$5,720
12/31/10
12/31/11
12/31/12
9/30/13

	As of December 31,			As of
($ millions)	2010	2011	2012	9/30/13
Equity attributable to Icahn Enterprises				
Investment[(1)]	$ 2,476	$ 3,282	$ 2,387	$ 3,573
Automotive	1,010	967	860	1,316
Energy	-	-	2,383	2,065
Metals	264	384	338	302
Railcar	167	172	257	400
Gaming	122	402	379	399
Food Packaging	10	(1)	(3)	3
Real Estate	769	906	763	723
Home Fashion	313	283	256	205
Holding Company	(1,948)	(2,640)	(2,951)	(3,266)
Total	$ 3,183	$ 3,755	$ 4,669	$ 5,720

(1) In November 2010, IEP acquired a controlling interest in Tropicana while Tropicana common shares and debt were still held by the Investment Funds. The Tropicana shares and debt were not distributed out of the funds to Icahn Enterprises Holdings until mid 2011. The gross return on the funds included the P&L of the Tropicana debt and equity until the time of distribution to the holding company. This P&L is eliminated in consolidation for 2010 and 2011 and is presented here net of eliminations.

30

Consolidated Financial Snapshot ($Millions) 31 2010 2011 2012 9/30/2012 9/30/2013 Revenues: Investment 887$ 1,896$ 398$ 304$ 1,706$ 1,800$ Automotive 6,239 6,937 6,677 5,083 5,177 6,771 Energy - - 5,519 3,651 6,735 8,603 Metals 725 1,096 1,103 872 737 968 Railcar 270 514 657 488 433 602 Gaming 78 624 611 488 445 568 Food Packaging 317 338 341 253 251 339 Real Estate 90 90 88 69 65 84 Home Fashion 431 325 231 176 144 199 Holding Company 57 36 29 29 (35) (35) Eliminations (22) (14) - - - - 9,072$ 11,842$ 15,654$ 11,413$ 15,658$ 19,899$ Adjusted EBITDA: Investment 823$ 1,845$ 374$ 286$ 1,622$ 1,710$ Automotive 661 688 513 419 447 541 Energy - - 977 746 709 940 Metals 24 26 (16) (11) (12) (17) Railcar 3 50 143 100 112 155 Gaming 6 72 79 76 68 71 Food Packaging 50 48 57 40 50 67 Real Estate 40 47 47 39 33 41 Home Fashion (32) (31) (3) (2) 1 - Holding Company 69 5 11 17 (48) (54) Consolidated Adjusted EBITDA 1,644$ 2,750$ 2,182$ 1,710$ 2,982$ 3,454$ NCI Adjusted EBITDA (705) (1,203) (636) (495) (1,368) (1,509) IEP Adjusted EBITDA 939$ 1,547$ 1,546$ 1,215$ 1,614$ 1,945$ Capital Expenditures 422$ 481$ 890$ 617$ 785$ 1,058$ FYE December 31, Nine Months Ended LTM 9/30/2013

Strong Balance Sheet

($Millions)

Balance Sheet	As of September 30, 2013										
($ millions)	Investment	Automotive	Energy	Metals	Railcar	Gaming	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Assets						(in $millions)					
Cash and Cash Equivalents	$ 5	$ 960	$ 887	$ 31	$ 115	$ 245	$ 14	$ 43	$ 16	$ 958	$ 3,274
Cash held at consolidated affiliated partnerships and restricted cash	1,140	-	-	4	10	30	1	3	6	236	1,430
Investments	11,825	248	-	-	40	34	-	-	13	115	12,275
Accounts Receivable, net	-	1,395	241	85	32	12	68	7	31	-	1,871
Inventories, net	-	1,087	680	88	102	-	72	-	64	-	2,093
Property, Plant and Equipment, net	-	1,970	2,666	134	657	441	151	657	84	3	6,763
Goodwill and Itangible assets, net	-	1,727	1,312	10	7	67	11	70	3	-	3,207
Other Assets	98	401	186	22	26	47	38	17	20	13	868
Total Assets	$ 13,068	$ 7,788	$ 5,972	$ 374	$ 989	$ 876	$ 355	$ 797	$ 237	$ 1,325	$ 31,781
Liabilities and Equity											
A/P, accrued expenses and other liabilities	$ 581	$ 1,913	$ 1,576	$ 66	$ 200	$ 131	$ 71	$ 22	$ 32	$ 574	$ 5,166
Securities sold, not yet purchase, at fair value	704	-	-	-	-	-	-	-	-	-	704
Due to brokers	3,718	-	-	-	-	-	-	-	-	-	3,718
Post-employment benfit liability	-	1,316	-	3	9	-	63	-	-	-	1,391
Debt	-	2,824	676	3	196	170	217	52	-	4,017	8,155
Total Liabilities	$ 5,003	$ 6,053	$ 2,252	$ 72	$ 405	$ 301	$ 351	$ 74	$ 32	$ 4,591	$ 19,134
Equity attributable to Icahn Enterprises	3,573	1,316	2,065	302	400	399	3	723	205	(3,266)	5,720
Equity attributable to NCI	4,492	419	1,655	-	184	176	1	-	-	-	6,927
Total Equity	8,065	1,735	3,720	302	584	575	4	723	205	(3,266)	12,647
Total Liabilities and Equity	$ 13,068	$ 7,788	$ 5,972	$ 374	$ 989	$ 876	$ 355	$ 797	$ 237	$ 1,325	$ 31,781

32

IEP Summary Financial Information  Significant Valuation demonstrated by market value of IEP’s public subsidiaries and Holding Company interest in Funds and book value or market comparables of other assets Note: Indicative net asset value does not purport to reflect a valuation of IEP. The calculated Indicative net asset value d oes not include any value for our Investment Segment other than the fair market value of our investment in the Investment Funds. A valuation is a subjective exercise and Indicative net asset value does not necessarily consider all elements or consider in th e adequate proportion the elements that could affect the valuation of IEP. Investors may reasonably differ on what such elements are and their impact on IEP. No representation or assurance, express or implied is made as to the accuracy and corr ect ness of indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary. (1) Fair market value of Holding Company’s interest in the Funds and Investment segment cash as of each respective date. (2) Based on closing share price on each date (or if such date was not a trading day, the immediately preceding trading day) and the number of shares owned by the Holding Company as of each respective date. (3) Amounts based on market comparables due to lack of material trading volume. Tropicana valued at 8.0, 9.0, 9.0 and 9.0 times t he trailing twelve month Adjusted EBITDA as of December 31, 2012, March 31, 2013, June 30, 2013 and September 30, 2013, respectively. Viskase valued at 11.0, 11.0, 9.5 and 10.0 times the trailing twelve month Adjusted EBITDA as of Dece mbe r 31, 2012, March 31, 2013, June 30, 2013 and September 30, 2013, respectively. November 30, 2013 valuations for Tropicana and Viskase assume 8.0x and 9.5x, respectively, the trailing twelve month Adjusted EBITDA ended September 30, 2013. (4) Represents equity attributable to us as of each respective date. (5) Holding Company’s cash and cash equivalents balance as of each respective date except for November 30, 2013, which is the Sep tem ber 30, 2013 balance adjusted for dividends received subsequently from CVI and CVRR. (6) Holding Company’s debt balance as of each respective date. (7) Holding Company’s other net asset balance as of each respective date, except for November 30, 2013, which is the September 30 , 2 013 balance. Distribution accruals are adjusted for additional depositary units distributed subsequent to the balance sheet date (if any). 33 ($ Millions) As of Dec 31 March 31 June 30 Sept 30 Nov 30 2012 2013 2013 2013 2013 Market-valued Subsidiaries: Holding Company interest in Funds (1) $2,387 $2,607 $2,543 $3,573 $3,610 CVR Energy (2) 3,474 3,675 3,375 2,743 2,811 CVR Refining (2) -- 139 180 150 144 Federal-Mogul (2) 615 462 783 2,033 2,485 American Railcar Industries (2) 377 555 398 466 515 Total market-valued subsidiaries $6,853 $7,438 $7,279 $8,965 $9,565 Other Subsidiaries Tropicana (3) $512 $546 $566 $528 $480 Viskase (3) 268 283 237 278 255 Real Estate Holdings (4) 763 696 717 723 723 PSC Metals (4) 338 334 322 302 302 WestPoint Home (4) 256 207 205 205 205 AEP Leasing (4) 60 112 142 214 214 Total - other subsidiaries $2,196 $2,178 $2,189 $2,250 $2,179 Add: Holding Company cash and cash equivalents (5) 1,045 755 1,412 958 1,013 Less: Holding Company debt (6) (4,082) (3,525) (3,525) (4,017) (4,017) Add: Other Holding Company net assets (7) 86 137 (133) (72) (72) Indicative Net Asset Value $6,098 $6,983 $7,222 $8,084 $8,668

Appendix — EBITDA Reconciliation 34

EBITDA and Adjusted EBITDA Reconciliation 35 ($ Millions) LTM September 30, 2010 2011 2012 9/30/2012 9/30/2013 2013 IEP Adjusted EBITDA: Net income 199$ 750$ 396$ 390$ 803$ 809$ Interest expense, net 338 377 456 337 346 465 Income tax expense (benefit) 11 27 (128) (60) 211 143 Depreciation, depletion and amortization 328 309 434 303 343 474 EBITDA Attributable to IEP 876$ 1,463$ 1,158$ 970$ 1,703$ 1,891$ Impairment 8 58 106 68 7 45 Restructuring 12 9 25 16 17 26 Non-service cost of U.S. based pension 25 18 29 20 4 13 Unfavorable (favorable) FIFO impact - - 58 34 (54) (30) OPEB curtailment gains (22) (1) (40) (39) (15) (16) Certain share-based compensation expense - - 27 26 14 15 Major scheduled turnaround expense - - 88 10 - 78 Loss on discontinued operations - - - - - - Net loss (gain) on extinguishment of debt 40 - 7 2 (3) 2 Unrealized loss(gain) on certain derivatives - - 57 96 (121) (160) Expenses related to a certain proxy matter - Losses on disposal of assets (2) 44 46 Other - - 31 14 18 35 Adjusted EBITDA attributable to Icahn Enterprises 939$ 1,547$ 1,546$ 1,215$ 1,614$ 1,945$ Year Ended December 31, September 30, Nine Month Ended

EBITDA and Adjusted EBITDA Reconciliation by Segment – FYE 2012 36 ($ Millions) InvestmentAutomotive Energy Metals Railcar Gaming Food Packaging Real Estate Home Fashion Holding Company Consolidated FYE 2012 Adjusted EBITDA attributable to IEP: Net income attributable to IEP 157 (24) 263 (58) 29 21 4 19 (27) 12 396 Interest expense, net 1 105 31 - 8 8 15 5 - 283 456 Income tax (benefit) expense - (22) 149 (1) 23 3 4 - - (284) (128) Depreciation, depletion and amortization - 224 105 26 13 22 13 23 8 - 434 IEP EBITDA 158 283 548 (33) 73 54 36 47 (19) 11 1,158 Impairment of assets - 76 - 18 - 1 - - 11 - 106 Restructuring costs - 20 - - - - 1 - 4 - 25 Non-Service cost US based pensions - 27 - - - - 2 - - - 29 (Favorable) unfavorable FIFO impact - - 58 - - - - - - - 58 Unrealized (gain)/loss on derivatives - - 57 - - - - - - - 57 OPEB curtailment gains - (40) - - - - - - - - (40) Share-based compensation - (3) 27 - 3 - - - - - 27 Other - 27 97 (1) 1 (1) 2 - 1 - 126 IEP Adjusted EBITDA 158 390 787 (16) 77 54 41 47 (3) 11 1,546

EBITDA and Adjusted EBITDA Reconciliation by Segment – FYE 2011 37 ($ Millions) InvestmentAutomotive Energy MetalsRailcarGaming Food Packaging Real Estate Home Fashion Holding Company Consolidated Adjusted EBITDA attributable to IEP: Net income attributable to IEP 868 121 - 6 2 13 4 18 (56) (226) 750 Interest expense, net 8 109 - - 11 5 15 6 - 223 377 Income tax expense (benefit) - 13 - (3) 2 3 4 - - 8 27 Depreciation and amortization - 217 - 23 12 13 12 23 9 - 309 IEP EBITDA 876 460 - 26 27 34 35 47 (47) 5 1,463 Impairment of assets - 37 - - - 3 - - 18 - 58 Restructuring costs - 4 - - - - - - 5 - 9 Non-Service cost US based pensions - 18 - - - - - - - - 18 OPEB curtailment gain - (1) - - - - - - - - (1) IEP Adjusted EBITDA 876 518 - 26 27 37 35 47 (24) 5 1,547

EBITDA and Adjusted EBITDA Reconciliation by Segment – FYE 2010 38 ($ Millions) InvestmentAutomotive Energy MetalsRailcarGaming Food Packaging Real Estate Home Fashion Holding Company Consolidated Adjusted EBITDA attributable to IEP: Net income attributable to IEP 340 116 - 4 (15) - 10 8 (42) (222) 199 Interest expense, net 1 109 - - 12 - 15 8 1 192 338 Income tax expense (benefit) 1 9 - 1 (8) - 1 - - 7 11 Depreciation and amortization - 254 - 19 13 1 11 23 7 - 328 IEP EBITDA 342 488 - 24 2 1 37 39 (34) (23) 876 Impairment of assets - 1 - - - - - 1 6 - 8 Restructuring costs - 7 - - - - - - 5 - 12 Non-Service cost US based pensions - 25 - - - - - - - - 25 OPEB curtailment gain - (22) - - - - - - - - (22) Unrealized (gain)/loss on derivatives - - - - - - - - - - - Other - - - - - - - - - 40 40 IEP Adjusted EBITDA 342 499 - 24 2 1 37 40 (23) 17 939

EBITDA and Adjusted EBITDA Reconciliation by Segment – YTD Q3 2013 39 ($ Millions) InvestmentAutomotive Energy Metals Railcar Gaming Food Packaging Real Estate Home Fashion Holding Company Consolidated Adjusted EBITDA attributable to IEP: Net income attributable to IEP $ 690 $ 31 $ 340 $ (18) $ 15 $ 18 $ (7) $ 12 $ (5) $ (273) $ 803 Interest expense, net 3 69 25 - 3 8 12 3 - 223 346 Income tax expense (benefit) - 22 179 (14) 22 1 (1) - - 2 211 Depreciation and amortization - 172 90 20 11 16 11 17 6 - 343 IEP EBITDA $ 693 $ 294 $ 634 $ (12) $ 51 $ 43 $ 15 $ 32 $ 1 $ (48) $ 1,703 Impairment of assets - 3 - - - 2 - 2 - - 7 Restructuring costs - 15 - - - - - - 2 - 17 Non-Service cost US based pensions - 2 - - - - 2 - - - 4 (Favorable) unfavorable FIFO impact - - (54) - - - - - - - (54) Unrealized (gain)/loss on derivatives - - (121) - - - - - - - (121) OPEB curtailment gain - (15) - - - - - - - - (15) Loss on disposal of assets - 44 - - - - - - - - 44 Stock-based compensation - 3 9 - 2 - - - - - 14 Other - 2 (3) - (1) - 20 (1) (2) - 15 IEP Adjusted EBITDA $ 693 $ 348 $ 465 $ (12) $ 52 $ 45 $ 37 $ 33 $ 1 $ (48) $ 1,614

EBITDA and Adjusted EBITDA Reconciliation by Segment – YTD Q3 2012 40 ($ Millions) InvestmentAutomotive Energy Metals Railcar Gaming Food Packaging Real Estate Home Fashion Holding Company Consolidated Adjusted EBITDA attributable to IEP: Net income attributable to IEP $ 121 $ 38 $ 219 $ (21) $ 20 $ 25 $ 3 $ 17 $ (16) $ (16) $ 390 Interest expense, net 1 80 19 - 8 5 12 4 - 208 337 Income tax expense (benefit) - (21) 128 (9) 14 1 2 - - (175) (60) Depreciation and amortization - 164 59 19 11 17 10 17 6 - 303 IEP EBITDA $ 122 $ 261 $ 425 $ (11) $ 53 $ 48 $ 27 $ 38 $ (10) $ 17 $ 970 Impairment of assets - 61 - - - 1 - - 6 - 68 Restructuring costs - 14 - - - - - - 2 - 16 Non-Service cost US based pensions - 20 - - - - - - - - 20 (Favorable) unfavorable FIFO impact - - 34 - - - - - - - 34 Unrealized (gain)/loss on derivatives - - 96 - - - - - - - 96 OPEB curtailment gain - (39) - - - - - - - - (39) Loss on disposal of assets - (2) - - - - - - - - (2) Stock-based compensation - (2) 25 - 3 - - - - - 26 Other - 7 12 - 2 1 3 1 - - 26 IEP Adjusted EBITDA $ 122 $ 320 $ 592 $ (11) $ 58 $ 50 $ 30 $ 39 $ (2) $ 17 $ 1,215

EBITDA and Adjusted EBITDA Reconciliation by Segment – LTM Q3 2013 41 ($ Millions) InvestmentAutomotive Energy MetalsRailcarGaming Food Packaging Real Estate Home Fashion Holding Company Consolidated Adjusted EBITDA attributable to IEP: Net income attributable to IEP 726 (31) 384 (55) 24 14 (6) 14 (16) (245) 809 Interest expense, net 3 94 37 - 3 11 15 4 - 298 465 Income tax expense (benefit) - 21 200 (6) 31 3 1 - - (107) 143 Depreciation and amortization - 232 136 27 13 21 14 23 8 - 474 IEP EBITDA 729 316 757 (34) 71 49 24 41 (8) (54) 1,891 Impairment of assets - 18 - 18 - 2 - 2 5 - 45 Restructuring costs - 21 - - - - 1 - 4 - 26 Non-Service cost US based pensions - 9 - - - - 4 - - - 13 (Favorable) unfavorable FIFO impact - - (30) - - - - - - - (30) Unrealized (gain)/loss on derivatives - - (160) - - - - - - - (160) OPEB curtailment gain - (16) - - - - - - - - (16) Loss on disposal of assets - 46 4 - - - - - - - 50 Stock-based compensation - 2 11 - 2 - - - - - 15 Other - 22 78 (1) (2) (2) 19 (2) (1) - 111 IEP Adjusted EBITDA 729 418 660 (17) 71 49 48 41 - (54) 1,945

Adjusted EBITDA Reconciliation – American Railcar Industries, Inc. (ARII) 42 ($ Millions) Source: ARI Q3 2013 & Q4 2012 Earnings Press Release. Financials FYE FYE 2011 2012 Net Earnings 4$ 64$ 88$ Income Tax expense 4 42 56 Interest expense 20 18 9 Loss in debt extinguishment 0 2 0 Interest Income (4) (3) (3) Depreciation 22 24 26 EBITDA 47$ 147$ 176$ Other income related to our short-term investments - (2) (4) Expense related to stock appreciation rights compensation 4 5 5 Adjusted EBITDA 51$ 150$ 177$ LTM 9/30/2013

Adjusted EBITDA Reconciliation – CVR Energy (CVI) 43 Source: CVR Energy Q3 2013 Earnings Presentation. Financials FYE FYE LTM Q3 ($ in millions) 2011 2012 2013 Net income (loss) attributable to CVR Energy stockholders 346$ 379$ 433$ Interest expense and other financing costs, net of interest income 55 75 57 Depreciation and amortization 90 130 138 Income tax expense 210 226 239 FIFO impacts, (favorable) unfavorable (26) 58 (61) Goodwill impairment - - - (Gain) loss on derivatives, net (78) 286 (165) Current period settlement on derivative contracts (7) (138) (61) Share-based compensation 27 39 24 Loss on disposal of fixed asset 3 - - Loss on extinguishment of debt 2 38 64 Major scheduled turnaround expenses 66 129 94 Expenses associated with proxy matter - 44 - Expenses associated with Gary-Williams acquisition 9 11 1 Adjusted EBITDA and EBITDA expenses related to non-controlling interest (8) (11) 7 Adjusted EBITDA 690$ 1,264$ 769$